Exhibit (10)(d)
AMENDMENT AND RESTATEMENT OF THE VULCAN MATERIALS COMPANY DEFERRED COMPENSATION PLAN FOR DIRECTORS WHO ARE NOT EMPLOYEES OF THE COMPANY

1.       Eligibility and Purpose

          Each member of the Board of Directors (the "Board") of Vulcan Materials Company (the "Company") who is not an employee of the Company or its subsidiaries shall be eligible to participate in the Vulcan Materials Company Deferred Compensation Plan for Directors Who Are Not Employees of the Company (the "Plan"). Any member of the Board who elects to participate in the Plan ("Director") shall thereby defer the receipt of all or any portion of the annual retainer, meeting and committee fees payable by the Company to such Director for serving as a member of the Board or one or more of its committees (the "Deferrable Compensation").

2.       Deferral of Compensation

          A Director may elect to defer all or any portion of the Deferrable Compensation by executing a form prescribed by the Secretary of the Company and delivering such form to the Secretary prior to the first day of the calendar year for which the election is to be effective. In the calendar year that a Director first becomes eligible to participate in the Plan, such Director may elect to defer all or any portion of the Deferrable Compensation, provided that the election form is delivered to the Secretary within sixty (60) days after the Director first becomes eligible to participate in the Plan for such year. An election made in this manner will be applicable only to Deferrable Compensation earned after the effective date of the election. Elections made pursuant to this Section 2 shall be irrevocable. The amount of Deferrable Compensation deferred shall be paid or distributed to the Director in accordance with the provisions of Section 5 or Section 6, below.

3.       Deferred Compensation Account

          The Company shall establish a deferred compensation account (the "Account") for the Director. As of the date payments of Deferrable Compensation otherwise would be made to the Director, the Company shall credit to the Account, in cash or stock equivalents, or a combination thereof, as hereinafter provided, that amount of the Deferrable Compensation which the Director has elected to defer.

4.       Cash or Stock Election

          (a)          As of the date payments of Deferrable Compensation otherwise would be made to the Director, the amount due the Director shall be credited to the Account either as a cash allotment or as a stock allotment, or a portion to each, as the Director shall elect at the time the deferral election is made.

          (b)          If a cash allotment is elected in whole or in part, the Account shall be credited with the dollar amount of the allotment. Interest (at the rate described below) on the Average Daily Balance (computed as described below) shall be credited to the Account as of the last day of each calendar month before and after the termination of the Director's service and after the Director's death until the total balance in the Account has been paid out in accordance with the provisions of Section 5 or Section 6, below. The interest rate for each calendar month shall be the composite 30-day offering rate for prime commercial paper placed through dealers (rated A-1 by Standard & Poor's Corporation or its successor and P-1 by Moody's Investors Service, Inc., or its successor) for the last business day of the immediately preceding calendar month as published by the Federal Reserve Bank of New York. The "Average Daily Balance" shall be the quotient obtained by dividing the sum of the closing balance in the Account at the end of each calendar day in a calendar month by the number of days in such calendar month.

          (c)(1)          If a stock allotment is elected in whole or in part, the Account shall be credited with a stock equivalent that shall be equal to the number of full and fractional shares of the Company's Common Stock, par value $1.00 per share (the "Common Stock"), that could be purchased with the dollar amount of the allotment using the Average Closing Price (as defined below) of the Common Stock for the twenty (20) trading days ending on the day preceding the date the Account is so credited. The "Average Closing Price" of the Common Stock means the average of the daily closing prices for a share of the Common Stock for the applicable twenty (20) trading days on the Composite Tape for New York Stock Exchange - Listed Stocks, or, if the Common Stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on which the Common Stock is listed, or, if the Common Stock is not listed on any such exchange, the average of the daily closing bid quotations with respect to a share of the Common Stock for such twenty (20) trading days on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use, or, if no such quotations are available, the fair market value of a share of the Common Stock as determined by a majority of the Board; provided, however, that if a Change in Control (as defined below) shall have occurred, then such determination shall be made by a majority of the Continuing Directors (as defined below).

               (2)          The Account also shall be credited as of the payment date for each dividend on the Common Stock with additional stock equivalents computed as follows: The dividend paid, either in cash or property (other than Common Stock), upon a share of Common Stock to a shareholder of record shall be multiplied by the number of stock equivalents in the Account and the product thereof shall be divided by the Average Closing Price of the Common Stock for the twenty (20) trading days ending on the day preceding the dividend payment date. In the case of dividends payable in property, the amount paid shall be based on the fair market value of the property at the time of distribution of the dividend, as determined by a majority of the Board; provided, however, that if a Change in Control shall have occurred, then such determination shall be made by a majority of the Continuing Directors.

               (3)          In the event of any change in the Common Stock, upon which the stock equivalency hereunder is based, by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, or any other change in corporate structure, the number of shares credited to the Account shall be adjusted in such manner as a majority of the Board shall determine to be fair under the circumstances; provided, however, that if a Change in Control shall have occurred, then such determination shall be made by a majority of the Continuing Directors.

5.       Distribution

          (a)          At the Director's election, made at the time that a deferral election is made, the balance in the Account shall be paid out to the Director when:

                       (1)          the Director ceases to hold office as a member of the Board; or

                       (2)          the period of years which the Director specifies has elapsed from the date deferral of Deferrable Compensation.

All elections as to the time at which the payout will commence shall be irrevocable except as otherwise provided in Section 7(b).

          (b)          The balance in the Account shall be paid either in a lump sum or, at the Director's election, in quarterly, semiannual or annual installments over a period of years not to exceed ten (10) years (the "Payout Period"). Such election shall be made by executing a form prescribed by the Secretary of the Company and delivering such form to the Secretary at the time the director begins participating in the Plan. A director may change his election for amounts to be earned in the future at any time. However, a director may only modify a payout election with respect to amounts already earned in accordance with Section 7(b) below. The amount of each installment shall be determined as of each payment date by dividing the then balance in the Account by the then remaining number of payment dates in the Payout Period. The lump sum or first periodic installment shall be paid by the Company as promptly as is practicable.

          (c)          In the event of the death of the Director prior to distribution of the entire balance in the Director's Account, the balance in the Account shall be paid as promptly as is practicable in a lump sum to

           (i)          the surviving beneficiary (or surviving beneficiaries in such proportions) as the Director may have designated by notice in writing to the Company unrevoked by a later notice in writing to the Company or, in the absence of an unrevoked notice,

           (ii)          the beneficiary (or beneficiaries in such proportions) as the Director may have designated by will or, if no beneficiary is designated,

           (iii)          the legal representative of the Director's estate.

(d) The provisions of the Plan shall apply to and be binding upon the beneficiaries, distributees and personal representatives and any other successors in interest of the Director.

          (e)          Distribution of the cash in the Account shall be made in cash. Distribution of stock equivalents in the Account shall be made in the corresponding number of whole shares of Common Stock. Fractional shares shall be paid in cash.

(f) The Company shall deduct from all distributions hereunder any taxes required to be withheld by the federal or any state or local government.

6.       Acceleration of Distribution

          (a)          "Change in Control" means:

                       (1)          The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 6; or

                       (2)          Individuals who, as of the Effective Date (as defined below) of this Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                       (3)          Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(4) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

          (b)          Notwithstanding any other provision of the Plan, if a Change in Control occurs and at any time after the occurrence of such Change in Control any of the following events occurs:

                      (1)       the Director ceases to hold office as a member of the Board; or

                      (2)       the Plan is terminated;

then the balance in the Account shall be payable in a lump sum (in cash or in shares of Common Stock, as is applicable) to the Director. Such payment shall be made by the Company as promptly as practicable, but not more than thirty (30) days following the date on which the right to such payment arose.

          (c)          The Company shall promptly reimburse the Director for all legal fees and expenses reasonably incurred in successfully seeking to obtain or enforce any right or benefit provided under this Section 6.

(d) This Section 6 may not be amended or modified after the occurrence of a Change in Control.

7.       Miscellaneous

          (a)          The election to defer Deferrable Compensation, including the allocation of the amount deferred between the cash allotment and the stock allotment portion of the Account shall be irrevocable as to amounts earned in the calendar year following the year in which the election is made or, in the case of a Director who first becomes eligible to participate in the Plan during the calendar year, for the remaining portion of the year in which the election is made and, also shall be effective as to and irrevocable for any subsequent calendar year, unless a new election form reflecting a change or revocation of the deferral election or a change in the allocation of the amount deferred between the cash allotment and the stock allotment portion of the Account with respect to amounts earned in such subsequent calendar year is delivered to the Secretary of the Company not later than ten (10) days preceding the first day of the calendar year to which such change or revocation is applicable.

          (b)          A Director may subsequently modify the payout election made pursuant to Section 5(a); provided that such modification shall be effective only with respect to payments that otherwise would be made at least one year after notice of such modification is received by the Secretary of the Company or if approved by the Board. However, a participant may elect to change the number of payments in any given year (i.e., quarterly to annual) without approval of the Board by giving written notice to the Secretary of the Company.

          (c)          Neither the Director nor any other person shall have any interest in any fund or in any specific asset of the Company by reason of amounts credited to the Account of a Director hereunder, nor the right to exercise any of the rights or privileges of a shareholder with respect to any stock equivalents credited to the Account, nor the right to receive any distribution under the Plan except as and to the extent expressly provided for in the Plan. Distributions hereunder shall be made from the general funds of the Company, and the rights of the Director shall be those of an unsecured general creditor of the Company. The Company may establish a trust pursuant to a trust agreement and make contributions thereto for the purpose of assisting the Company in meeting its obligations hereunder. Any such trust agreement shall contain procedures to the following effect:

           (i)          In the event of the insolvency of the Company, the trust fund will be available to pay the claims of any creditor of the Company to whom a distribution may be made in accordance with state and federal bankruptcy laws. The Company shall be deemed to be "insolvent" if the Company is subject to a pending proceeding as a debtor under the Federal Bankruptcy Code (or any successor federal statute) or any state bankruptcy code. In the event that the Company becomes insolvent, the Board and chief executive officer of the Company shall notify the trustee of the event as soon as practicable. Upon receipt of such notice, or if the trustee receives other written allegations of the Company's insolvency, the trustee shall cease making payments of benefits from the trust fund, shall hold the trust fund for the benefit of the Company's creditors, and shall take such steps as are necessary to determine within 30 days whether the Company is insolvent. In the case of the trustee's actual knowledge of or other determination of the Company's insolvency, the trustee will deliver assets of the trust fund to satisfy claims of the Company's creditors as directed by a court of competent jurisdiction.

           (ii)         The trustee shall resume payments of benefits under the trust agreement only after the trustee has determined that the Company is not insolvent (or is no longer insolvent, if the trustee had previously determined the Company to be insolvent) or upon receipt of an order of a court of competent jurisdiction requiring such payment. If the trustee discontinues payment of benefits pursuant to clause (i), above, and subsequently resumes such payment, the first payment on account of a Director following such discontinuance shall include an aggregate amount equal to the difference between the payments which would have been made on account of such Director by the Company during any such period of discontinuance, plus interest on such amount at a rate equivalent to the net rate of return earned by the trust fund during the period of such discontinuance.

          (e)          The interest of the Director under the Plan shall not be assignable by the Director or the Director's beneficiary or legal representative, either by voluntary assignment or by operation of law, and any assignment of such interest, whether voluntary or by operation of law, shall be ineffective to transfer the Director's interest; provided, however, that (i) the Director may designate a beneficiary to receive any benefit payable under the Plan upon death, and (ii) the legal representative of the Director's estate may assign the Director's interest under the Plan to the persons entitled to any benefit payable under the Plan upon the Director's death.

          (f)          Except as provided in Section 6, above, the Company may amend, modify, terminate or discontinue the Plan at any time; provided, however, that no such action shall reduce the amounts credited to the Account of the Director immediately prior to such action, nor change the time, method or manner of distribution of such amount, including, without limitation, distribution in accordance with Section 6, above.

          (g)          Nothing contained herein shall impose any obligation on the Company to continue the tenure of the Director beyond the term for which such Director may have been elected or shall prevent the removal of such Director.

          (h)          This Plan shall be interpreted by and all questions arising in connection therewith shall be determined by a majority of the Board, whose interpretation or determination, when made in good faith, shall be conclusive and binding, unless a Change in Control shall have occurred, in which case such interpretation or determination shall be made by a majority of the Continuing Directors.

(i) The effective date (the "Effective Date") of this Amendment and Restatement of the Plan shall be May 11, 2001.

          IN WITNESS WHEREOF, the Company has caused this Amendment and Restatement of the Vulcan Materials Company Deferred Compensation Plan for Directors Who Are Not Employees of the Company to be executed for and in its name and its corporate seal to be hereto affixed and attested by its duly authorized Secretary, this 11th day of May, 2001.

ATTEST: By: /s/William F. Denson, III William F. Denson, III Secretary CORPORATE SEAL May 11, 2001	VULCAN MATERIALS COMPANY By: /s/Donald M. James Donald M. James Chairman and Chief Executive Officer